Pilgrim’s Pride Reports Net Sales of $2.75 Billion, Operating Income of $202 Million and GAAP EPS of $0.48, or a 26% year over year increase for the First Quarter of 2018

GREELEY, Colo., May 10, 2018 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports first quarter 2018 financial results.

First Quarter Highlights

•	Consolidated numbers reflect Moy Park for the entire quarter, including historical data in accordance to U.S. GAAP.

•	Net Sales of $2.75 billion, +10.8% vs same quarter last year (+35.9% if excluding the Moy Park numbers from last year).

•	Net Income of $119.4 million, or an increase of 27.1% vs a year ago.

•	Operating Income margins of 6.9% in U.S., 14.6% in Mexico and 3.9% in Europe operations, respectively.

•	Adjusted EBITDA of $271.8 million (or a 9.9% margin), or 18.9% higher than last year and Adjusted EPS of $0.53, or a 39.5% increase.

•
Recent acquisitions and investments both in U.S. and international are already generating value and improving portfolio by adding more differentiated products while Key Customer approach has continued to produce growth and margin expansion beyond the underlying market conditions.

•
Mexican operations exceeded expectations driven by normalization of the market’s logistics and infrastructure disruptions caused by natural events. Diversification into premium Pilgrim’s brand is gaining momentum and producing great results.

•	Successful refinancing of the Moy Park Bonds, impacting the interest in the quarter but with strong support from market and favorable terms for future benefits.

Unaudited (2), In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	Apr 1, 2018	Mar 26, 2017	Change
Net Sales	$2,746.7	$2,479.3	+10.8%
GAAP EPS	$0.48	$0.38	+26.3%
Operating Income	$201.6	$166.7	+20.9%
Adjusted EBITDA (1)	$271.8	$228.5	+18.9%
Adjusted EBITDA Margin (1)	9.9%	9.2%	+0.7pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

(2)	Figures have been adjusted to include full-quarter of Moy Park, in accordance to U.S. GAAP.

“For Q1 our U.S. operations continued to deliver solid performance, especially within the small-bird and case-ready businesses. Our big bird deboning experienced a soft start as prices remained unseasonally low through the first half of the quarter but prices recovered quickly and returned closer to normal seasonality. Despite some headwinds in feed, labor and logistics, the investments we made over the past few years, together with the recent acquisitions and our capture of operational improvements, helped us to generate consistent results and continued to contribute to the evolution of our portfolio in supporting our vision to become the best and most respected company in our industry,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“We had a very strong performance at our Mexican operations in Q1 as the prior logistics and infrastructure dislocations caused by natural events normalized and demand returned at strong levels. Our volumes increased during the quarter, driving a very strong EBITDA performance that was not only well above the level from a year ago but also above initial expectations. The strength has continued, which we see as the continuation of the trend of a strong, growing market for chicken. Our Prepared Foods are growing at a double digit rate and are generating great results under both premium Pilgrim’s and Del Dia to drive the evolution of our Mexican portfolio towards more differentiated, higher-value products, and ultimately margin expansion.”

“In Europe, we are already seeing positive results from the integration, with significant share gained at a key customer and several other projects to further optimize our relationships, highlighting how our newly acquired operations are already benefiting from our team’s enhanced focus on Key Customer strategy. The operational improvements initiatives are also going well and we are slightly ahead of our $50 million synergy target for the next two years. Based on the success of the previous integrations, we continue to believe we have the method and the team to continue to grow the profitability and potential of our European business.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, May 11, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc180511.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride

Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through August 11, 2018.

About Pilgrim’s Pride

Pilgrim’s employs approximately 51,400 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1, 2018	December 31, 2017
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$580,811	$581,510
Restricted cash	10,657	8,021
Trade accounts and other receivables, less allowance for doubtful accounts	629,829	565,478
Accounts receivable from related parties	1,471	2,951
Inventories	1,242,352	1,255,070
Income taxes receivable	160	—
Prepaid expenses and other current assets	124,358	102,550
Assets held for sale	2,923	708
Total current assets	2,592,561	2,516,288
Deferred tax assets	3,275	—
Other long-lived assets	18,629	18,165
Identified intangible assets, net	628,414	617,163
Goodwill	1,033,126	1,001,889
Property, plant and equipment, net	2,121,630	2,095,147
Total assets	$6,397,635	$6,248,652

Accounts payable	$782,757	$733,027
Accounts payable to related parties	5,475	2,889
Revenue contract liability	29,304	36,607
Accrued expenses and other current liabilities	351,558	410,152
Income taxes payable	122,613	222,073
Current maturities of long-term debt	149,389	47,775
Total current liabilities	1,441,096	1,452,523
Long-term debt, less current maturities	2,625,698	2,635,617
Deferred tax liabilities	212,316	208,492
Other long-term liabilities	84,758	96,359
Total liabilities	4,363,868	4,392,991
Common stock	2,604	2,602
Treasury stock	(231,758)	(231,758)
Additional paid-in capital	1,933,780	1,932,509
Retained earnings	293,361	173,943
Accumulated other comprehensive income (loss)	26,469	(31,140)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,024,456	1,846,156
Noncontrolling interest	9,311	9,505
Total stockholders’ equity	2,033,767	1,855,661
Total liabilities and stockholders’ equity	$6,397,635	$6,248,652

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017
	(In thousands, except per share data)
Net sales	$2,746,678	$2,479,340
Cost of sales	2,459,013	2,222,805
Gross profit	287,665	256,535
Selling, general and administrative expense	85,283	89,811
Administrative restructuring charges	789	—
Operating income	201,593	166,724
Interest expense, net of capitalized interest	50,300	19,112
Interest income	(1,590)	(368)
Foreign currency transaction losses (gains)	(1,721)	691
Miscellaneous, net	(1,617)	(2,843)
Income before income taxes	156,221	150,132
Income tax expense	36,997	49,394
Net income	119,224	100,738
Less: Net income from Granite Holdings Sàrl prior to acquisition by Pilgrim's Pride Corporation	—	6,275
Less: Net income (loss) attributable to noncontrolling interests	(194)	542
Net income attributable to Pilgrim’s Pride Corporation	$119,418	$93,921

Weighted average shares of common stock outstanding:
Basic	248,838	248,692
Effect of dilutive common stock equivalents	151	234
Diluted	248,989	248,926

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.48	$0.38
Diluted	$0.48	$0.38

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017
	(In thousands)
Cash flows from operating activities:
Net income	$119,224	$100,738
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	69,201	62,672
Noncash loss on early extinguishment of debt	3,918	—
Foreign currency transaction loss related to borrowing arrangements	5,745	2,158
Amortization of premium related to Senior Notes	(167)	—
Accretion of discount related to Senior Notes	76	—
Impairment expense	470	—
Loss on property disposals	80	118
Gain on equity method investment	(16)	(13)
Share-based compensation	1,273	1,460
Deferred income tax expense (benefit)	(4,735)	12,780
Changes in operating assets and liabilities:
Trade accounts and other receivables	(61,945)	(50,492)
Inventories	19,541	(62,530)
Prepaid expenses and other current assets	(20,777)	(17,754)
Accounts payable, accrued expenses and other current liabilities	(29,171)	(5,412)
Income taxes	(98,784)	25,216
Long-term pension and other postretirement obligations	(2,759)	(1,633)
Other operating assets and liabilities	(534)	(1,013)
Cash provided by operating activities	640	66,295
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(76,681)	(121,639)
Business acquisition	—	(359,698)
Proceeds from property disposals	1,021	181
Cash used in investing activities	(75,660)	(481,156)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	502,341	662,795
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(433,550)	(334,453)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,558	5,038
Payment of capitalized loan costs	(4,061)	—
Purchase of common stock under share repurchase program	—	(14,641)
Cash provided by (used in) financing activities	70,288	318,739
Effect of exchange rate changes on cash and cash equivalents	6,669	2,182
Increase (decrease) in cash, cash equivalents and restricted cash	1,937	(93,940)
Cash, cash equivalents and restricted cash, beginning of period	589,531	297,524
Cash, cash equivalents and restricted cash, end of period	$591,468	$203,584

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017
	(In thousands)
Net income	$119,224	$100,738
Add:
Interest expense, net	48,710	18,744
Income tax expense (benefit)	36,997	49,394
Depreciation and amortization	69,201	62,672
Minus:
Amortization of capitalized financing costs	1,757	3,210
EBITDA	272,375	228,338
Add:
Foreign currency transaction losses (gains)	(1,721)	691
Acquisition charges	179	—
Restructuring charges	789	—
Minus:
Net income (loss) attributable to noncontrolling interest	(194)	542
Adjusted EBITDA	$271,816	$228,487

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Thirteen Weeks Ended
	April 1, 2018	March 26, 2017	April 1, 2018	March 26, 2017
	(In thousands)
Net income from continuing operations	$119,224	$100,738	4.34%	4.06%
Add:
Interest expense, net	48,710	18,744	1.77%	0.76%
Income tax expense	36,997	49,394	1.35%	1.99%
Depreciation and amortization	69,201	62,672	2.52%	2.53%
Minus:
Amortization of capitalized financing costs	1,757	3,210	0.06%	0.13%
EBITDA	272,375	228,338	9.92%	9.22%
Add:
Foreign currency transaction losses (gains)	(1,721)	691	(0.06)%	0.03%
Acquisition charges	179	—	0.01%	—%
Restructuring charges	789	—	0.03%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	(194)	542	(0.01)%	0.02%
Adjusted EBITDA	$271,816	$228,487	9.90%	9.23%

Net Revenue:	$2,746,678	$2,479,340	$2,746,678	$2,479,340

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$119,418	$93,921
Loss on early extinguishment of debt	12,895	—
Acquisition and restructuring charges, net of taxes	968	—
Foreign currency transaction losses (gains)	(1,721)	691
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	131,560	94,612
Weighted average diluted shares of common stock outstanding	248,989	248,926
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.53	$0.38

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017
	(In thousands, except per share data)
GAAP EPS	$0.48	$0.38
Loss on early extinguishment of debt	0.05	—
Acquisition and restructuring charges, net of taxes	0.01	—
Foreign currency transaction losses (gains)	(0.01)	—
Adjusted EPS	$0.53	$0.38

Weighted average diluted shares of common stock outstanding	248,989	248,926

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,841,105	$1,736,405
Europe:	544,300	458,848
Mexico:	361,273	284,087
Total net sales:	$2,746,678	$2,479,340

Sources of cost of sales by country of origin:
US:	$1,658,734	$1,548,099
Europe:	501,568	417,518
Mexico:	298,735	257,212
Elimination:	(24)	(24)
Total cost of sales:	$2,459,013	$2,222,805

Sources of gross profit by country of origin:
US:	$182,370	$188,306
Europe:	42,733	41,330
Mexico:	62,538	26,875
Elimination:	24	24
Total gross profit:	$287,665	$256,535

Sources of operating income by country of origin:
US:	$127,286	$133,556
Europe	21,413	14,372
Mexico:	52,870	18,772
Elimination:	24	24
Total operating income:	$201,593	$166,724